UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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UPDATE FROM THE BOARDROOM April 9, 2015 Dear Fellow Shareholder, You face an important decision regarding the future value of your investment in DuPont. You are represented by a Board of Directors that has been carefully structured to incorporate the full range of experiences and skills required to lead a global science and technology company of our scale—particularly one in the midst of transformational change. Your directors have been specifically identified and recruited to ensure that your Board is composed of exceptional individuals who, together, have the right mix of capabilities to deliver superior shareholder value. Your directors have been responsible stewards of your investment and have guided DuPont’s multi-year strategic transformation to create a higher growth, higher value company. This strategy is driving results. DuPont has delivered total shareholder returns of 266% over the past six years, outperforming both the S&P 500 and the Company’s proxy peers.1 Importantly, the growth of our ongoing, post-Chemours spin business demonstrates the strength of the next generation DuPont and shows that our plan is working. Despite this proven track record, Trian Fund Management seeks to replace four of your highly accomplished directors with nominees who do not have the relevant skills, expertise, or experience possessed by the directors they seek to replace—attributes that the Corporate Governance Committee has specifically identified as critical to your Board’s ability to continue delivering superior shareholder value. It is clear that Trian is attempting to dismantle the leadership of your Board and remove the chairs of several key committees in an effort to advance their agenda and thwart DuPont’s strategy—a strategy that has delivered superior value for shareholders and is positioning the Company to continue delivering higher growth and higher value. Trian’s stated intent is to break up and add debt to DuPont—a high-risk, value-destructive agenda that your Board has unanimously determined is not in the best interests of shareholders. Trian’s nominees offer no incremental value to DuPont’s Board and would significantly reduce or eliminate key experience and skill sets that your Board currently possesses, including corporate governance expertise, science and technology acumen, regulatory and government relations knowledge, emerging market growth experience, global manufacturing and supply chain knowledge, and environmental management expertise. YOUR BOARD POSSESSES THE UNIQUE SET OF SKILLS AND EXPERIENCE TO PROTECT THE VALUE OF YOUR INVESTMENT AND DELIVER A HIGHER GROWTH, HIGHER VALUE DUPONT Your Board is composed of world-class thought leaders with significant global corporate strategy, operational, commercially-focused R&D, and finance experience, as well as exceptional track records of creating shareholder value. Together, your directors form a body with the collective skills and expertise needed to drive the development of DuPont’s strategy and ensure management accountability for its effective execution. We regularly renew and refresh your Board to add capabilities and perspectives that will best enable the Company to navigate evolving opportunities and challenges.

COMBINED SKILLS AND EXPERIENCE OF YOUR DUPONT BOARD

SCIENCE / GROWTH
- ✔ Science & Technology
- ✔ Industry Related
- ✔ International Markets

FINANCE / OPERATIONS
- ✔ Finance, Audit & Accounting
- ✔ Portfolio Transformation / M&A
- ✔ Operations / Manufacturing

MANAGEMENT / LEADERSHIP
- ✔ Executive Leadership
- ✔ Board /Corporate Governance
- ✔ Human Resources

PUBLIC MARKETS
- ✔ Capital Markets
- ✔ Investor Relations
- ✔ Investment Management

GOVERNMENT / REGULATORY
- ✔ Government Affairs
- ✔ Environmental Management
- ✔ NGOs

As you can see from their profiles below, **each of your directors is extremely qualified and brings unique experiences that are highly beneficial to DuPont**. Together, your directors provide rigorous oversight of the Company's progress through their independence, high level of engagement, commitment to management accountability and balanced tenures. Important facts about the full Board include:

- **All directors are independent**, except CEO Ellen Kullman.
- Ten directors are current or former **CEOs, CFOs or COOs of major public companies**—including Bristol-Myers Squibb, Colgate-Palmolive, Cummins, Eaton, Fresenius, Georgia-Pacific, Lockheed Martin, LyondellBasell, Rayonier and Tyco International—each of whom has experience that relates directly to DuPont's business.
- Three were recently named **"Best Performing CEOs in the World"** by Harvard Business Review.[2]
- Directors also bring **essential scientific and regulatory knowledge**: One director is a former head of the U.S. Environmental Protection Agency and another is a scientist named one of the "100 Most Influential Chemical Engineers of the Modern Era."[3]
- Six new directors have joined since 2011, bringing **fresh perspectives** to your Board. Earlier this year, as a result of the transition of two directors to the Chemours Board, we added two new directors—Ed Breen and Jim Gallogly—who have **significant experience in business transformations** and **proven track records of creating shareholder value**.
- Trian is attempting to replace four DuPont directors who are exceptionally well-qualified to serve on your Board. These directors **chair several key committees** and have made **significant, unique contributions** as Board members that have enhanced the value of the Company.

In addition to the information provided in this letter on the entire Board, we wanted you to hear directly from your two newest directors—Messrs. Breen and Gallogly. Please read the enclosed Q&A to learn more about their important perspectives.

This is a critical moment in DuPont's history. We are in the midst of a major transformation, and we strongly believe that we have the right Board and the right strategy to shape the next generation DuPont and continue building value for you, our shareholders. Trian is asking you to replace your highly qualified directors with their hand-picked nominees who not only lack the skills required to advance the successful work underway at DuPont but are also singularly focused on pursuing Trian's high-risk, value-destructive agenda.

TO PROTECT THE VALUE OF YOUR INVESTMENT IN DUPONT, PLEASE VOTE THE WHITE PROXY CARD TODAY.

Thank you for your support.

Sincerely,

ELLEN KULLMAN Chair of the Board & Chief Executive Officer	**ALEXANDER CUTLER** Lead Independent Director	**LAMBERTO ANDREOTTI**	**EDWARD BREEN**
ROBERT BROWN, PH.D.	**ELEUTHÈRE DU PONT**	**JAMES GALLOGLY**	**MARILLYN HEWSON**
LOIS JULIBER	**ULF "MARK" SCHNEIDER**	**LEE THOMAS**	**PATRICK WARD**

1 Total Shareholder Return measured from 12/31/08 – 12/31/14. Calculated as the appreciation or depreciation of share price, plus any dividends, over a given period, expressed as a percentage of the share's value at the beginning of the period. Assumes dividends are re-invested at the closing price applicable on the ex-dividend date. Source: Datastream. Proxy Peers: 3M, Air Products, Baxter Intl, Boeing, Caterpillar, Dow Chemical, Emerson, Honeywell, Ingersoll-Rand, Johnson Controls, Johnson and Johnson, Kimberly Clark, Merck, Monsanto, Procter and Gamble, Syngenta AG, and United Technologies. TSR reported on a market cap weighted basis. Closing prices are adjusted for spin-offs, stock splits, rights and special dividends.

2 From the November 2014 issue of The Harvard Business Review.

3 Awarded by American Institute of Chemical Engineers.

4 Director performance metrics from Thomson Reuters Datastream and public filings; Total shareholder return calculated from undisturbed date prior to assuming role through 12/31/2014, or until he/she no longer held the position, whichever was sooner. Gallogly total shareholder return calculated from April 28, 2010 (the first trade date for LyondellBasell after its emergence from bankruptcy) through September 29, 2014 (the date one day prior to the date that the company announced Mr. Gallogly's intent to retire).

FORWARD LOOKING STATEMENTS
This document contains forward-looking statements which may be identified by their use of words like "plans," "expects," "will," "believes," "intends," "estimates," "anticipates" or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company's control. Some of the important factors that could cause the company's actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont's 2015 Annual Meeting. Information about DuPont's directors and executive officers is available in DuPont's definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont's securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont's 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC's website at www.sec.gov. Copies also will be available free of charge at DuPont's website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

MEET YOUR BOARD OF DIRECTORS Your Board is a powerful advocate for shareholders, and is overseeing a strategy that has delivered results and is creating a higher growth, higher value DuPont.4 LAMBERTO ANDREOTTI CEO and Chairman-elect of Bristol-Myers Squibb ELLEN KULLMAN Chair of the Board & Chief Executive Officer of DuPont ALEXANDER CUTLER Lead Independent Director of DuPont, Chairman & CEO of Eaton • Delivered 576% TSR vs. S&P 500’s 90% since becoming CEO • Former Corporate Governance Chair of the U.S. Business Roundtable • Named one of “Best Performing CEOs in the World” by Harvard Business Review • Chair of Corporate Governance committee and serves on Human Resources & Compensation committee for DuPont Board • Manages $4.5B annual R&D budget • Delivered 181% TSR vs. S&P 500’s 89% since becoming CEO • Named one of the Top 10 “100 Best Corporate Citizens” for four consecutive years by Corporate Responsibility Magazine • Serves on Audit and Science & Technology committees for DuPont Board • 27 years of experience at DuPont • Founded Industrial Biosciences and Sustainable Solutions businesses • Delivered 266% TSR vs. S&P 500’s 159% since becoming CEO • Chair of U.S. China Business Council, and member of U.S. India CEO Forum • Member, National Academy of Engineering • Named one of “50 Most Powerful Women in Business” by Fortune EDWARD BREEN Chairman & Former CEO of Tyco ELEUTHÈRE DU PONT President of the Longwood Foundation ROBERT BROWN, PH.D. President of Boston University • Former CFO and SVP of Operations of drugstore.com • Former President and CFO of Wawa • Director of WSFS Financial • Chair of Audit committee and serves on Science & Technology committee for DuPont Board • Delivered 738% TSR vs. S&P 500’s 216% as CEO / Chairman • Saved Tyco from the brink of bankruptcy and led a total corporate restructuring, returning the company to a leading market position • Named one of “100 Most Influential People in Business Ethics” by Ethisphere • Former President & COO of Motorola • Serves on Human Resources & Compensation and Environmental Policy committees for DuPont Board • Former provost and professor of chemical engineering at MIT • Named one of “100 Most Influential Chemical Engineers of the Modern Era” by American Institute of Chemical Engineers • Former President’s Council of Advisors on Science and Technology • Chair of Science & Technology committee and serves on Audit committee for DuPont Board

For full biographical information on each of your DuPont directors, as well as additional proxy information, visit dupontdelivers.com. JAMES GALLOGLY Former Chairman of the Management Board & CEO of LyondellBasell MARILLYN HEWSON Chairman & CEO of Lockheed Martin LOIS JULIBER Former Vice Chairman, COO and CTO of the Colgate-Palmolive Company • Delivered 125% TSR vs. S&P 500’s 51% since becoming CEO • Appointed to the President’s Export Council • Named one of “25 Most Powerful Women In The World” by Forbes • Named one of “50 Most Powerful Women in Business” by Fortune • Serves on Human Resources & Compensation and Corporate Governance committees for DuPont Board • Delivered 593% TSR vs. S&P 500’s 82% as CEO through announcement of his retirement • Guided LyondellBasell out of bankruptcy and grew the company into one of the largest and most profitable chemical companies in the world • Named one of “Best Performing CEOs in the World” by Harvard Business Review • Serves on Audit and Corporate Governance committees for DuPont Board • Delivered aggregate TSR outperformance of 1,900 bps (2% TSR vs. S&P 500’s –17%) during tenure as COO and Vice Chairman • Named one of “50 Most Powerful Women in Business” by Fortune • Chairman of MasterCard Foundation • Trian nominee to Kraft Board in 2007 • Chair of Human Resources & Compensation committee and serves on Science & Technology committee for DuPont Board PATRICK WARD CFO of Cummins LEE THOMAS Former Chairman and CEO of Rayonier ULF “MARK” SCHNEIDER CEO of Fresenius • Delivered 957% TSR vs. S&P 500’s 174% since becoming CEO • Grew revenues and net income by 229% and 844%, respectively • Named one of “Best Performing CEOs in the World” by Harvard Business Review • Serves on Audit and Corporate Governance committees for DuPont Board • Oversaw 158% TSR vs. S&P 500’s 72% as CFO • Expanded operating margins by 39% and grew net income by 119% • Oversaw upgrade of Cummins’ credit rating three times since 2011 • Serves on Audit and Environmental Policy committees for DuPont Board • Delivered 81% TSR vs. S&P 500’s 4% as CEO • Former President and COO of Georgia-Pacific • Former head of the U.S. EPA and Associate Director of FEMA • Serves on Human Resources & Compensation and Environmental Policy committees for DuPont Board

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN Please use the enclosed WHITE proxy card today to vote FOR All of DuPont’s highly qualified and experienced director nominees. REMEMBER: We urge you to simply discard any “gold” proxy card you may receive from Trian. Submitting a vote on the gold proxy card – even if you “withhold” on Trian’s nominees – will revoke any vote you had previously submitted on DuPont’s WHITE proxy card. THE BEST WAY TO SUPPORT YOUR BOARD IS TO VOTE USING ONLY THE WHITE PROXY CARD. If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED (877) 750-9501 (toll-free from the US and Canada) (412) 232-3651 (from other locations)

IMPORTANT PERSPECTIVES FROM DUPONT’S NEWEST DIRECTORS: ED BREEN AND JIM GALLOGLY Earlier this year, with the transition of two incumbent directors to the Chemours Board, your DuPont Board added two new directors—Ed Breen and Jim Gallogly—who have significant experience in business transformations and proven track records creating shareholder value. Given their backgrounds, Ed and Jim are widely regarded as change agents, which makes them both a great fit for your Board’s culture of self-transformation. We thought you would be interested in hearing your newest directors discuss the unique strengths they bring to DuPont and, in particular, what attracted them to serve as directors of your DuPont Board. ED BREEN A DuPont director since February 2015, Mr. Breen is also Chairman of the Board of Directors of Tyco International plc. As Chairman and Chief Executive Officer from 2002 to 2012, he oversaw a comprehensive plan to streamline Tyco’s portfolio, while setting an industry standard for good governance. During his tenure,1 Tyco delivered 738% in total shareholder returns, compared to 216% for the S&P 500. You are widely known for dramatically reshaping Tyco and delivering tremendous value in the process. Do you see parallels with DuPont? DuPont has evolved over more than two centuries to position itself for continued success. Transformation is a must for every company, but every situation is different. The key to doing it right is coming to each situation with an open mind. Getting to a productive outcome requires effective decision-making, based on the specific facts and circumstances of that particular company. At Tyco, we faced a very different set of facts than at DuPont— and the situation at Tyco required extreme measures. DuPont’s results demonstrate the rigor of the analysis and execution under Chair and CEO Ellen Kullman’s leadership. Once the Chemours spin-off is complete, DuPont will be aligned around its richest opportunities. From there, the role of the Board will be to guide and oversee the execution and evolution of the strategy to ensure DuPont is capitalizing on its opportunities in the best manner possible to create value for shareholders, making decisions based on facts, circumstances, and thorough analysis and review. You were approached to join Trian’s Advisory Board early last year. How is your perspective different from Trian’s and, specifically, its agenda for DuPont? Trian seems to employ the same strategy in each of their investments, regardless of the specific facts at hand. Their plan to break up and add leverage to DuPont is part of the playbook that they’ve applied to companies in other industries, and it has produced negative results outside their core competency, which is really the consumer/retail sector. I think it’s a particularly dangerous idea for a company like DuPont, where a broad and deep science capability drives innovation and some research investments take time to mature. In my view, the potential for value destruction from Trian’s high-risk plan is significant. Having separated Tyco into five independent companies, I understand the value of deconsolidation. However, the biggest difference between Tyco and DuPont is that, at Tyco, the businesses had nothing in common with each other. There was no competency to drive a consolidated platform. This is not the case at DuPont, where the science capabilities span the whole platform, form its core competency and are a major source of advantage. I look forward to working closely with management and the rest of the Board to help the company leverage its science and drive increased value for shareholders. What do you believe are DuPont’s most significant opportunities following the separation of Chemours? The businesses of the next generation DuPont are already delivering higher growth relative to the pre-spin Company. DuPont is a leader in its three strategic focus areas and has important competitive advantages. The key is to leverage its innovation, brand and global customer base and continue to improve its operations and efficiency to deliver more value-added solutions to more customers across the globe. One very exciting area for DuPont is in Bio-based Industrials. As companies and consumers demand more sustainable solutions, there’s a wide range of opportunities – and DuPont is uniquely equipped to capitalize on them. What is your assessment of the relationship between the DuPont Board and management team? It’s a healthy dynamic. The DuPont Board is open and actively engaged, and there is a good balance between respect for management and a willingness and ability to challenge it. That’s largely a function of directors having the industry knowledge and business expertise to ask tough questions and stress-test the answers to maintain management accountability. When you’re planning and executing a strategy to drive a company the size and scope of DuPont, it’s essential that each part of the governance structure knows its role and works together productively. This organization takes good governance seriously. 1 July 25, 2002 – December 31, 2014. 2 As calculated from April 28, 2010 (the first trade date for LyondellBasell after its emergence from bankruptcy) through September 29, 2014 (the date one day prior to the date that the company announced Mr. Gallogly’s intent to retire).

JIM GALLOGLY A DuPont director since February 2015, Mr. Gallogly previously served as Chairman of the Management Board (2010-2015) and Chief Executive Officer (2009-2015) of LyondellBasell Industries N.V. He led LyondellBasell out of bankruptcy and spearheaded a strategy that resulted in industry leading operating productivity and safety, significantly reduced costs, and greatly expanded operating margins and volumes. This enabled LyondellBasell to eventually grow into one of the world’s largest and most profitable chemical companies. LyondellBasell delivered a 593% total return to shareholders through the announcement of his retirement,2 relative to the 82% total return of the S&P 500 over the same period. Given the success you had as CEO of LyondellBasell, you likely had a number of opportunities to serve on boards when you retired earlier this year. Why did you choose DuPont? DuPont is an iconic company whose work makes a real difference, and it’s at a crucial moment in its history. It has a world-class Board and management team that are in the process of transforming the Company to deliver increased growth and value—now and in the future. All great companies need to embrace change, and certainly this one has. I joined LyondellBassell immediately following its bankruptcy. In the process of rebuilding the company, we took a hard look at every aspect of the business and made massive improvements. What’s impressive is that DuPont’s management and Board has undertaken a similar process on its own without any catalyst. I felt I could bring a great deal of relevant experience in the industry and in operational redesign efforts. Overall, it’s very exciting to be working with a team that is shaping a company like DuPont for future generations. What do you see as the most powerful evidence of DuPont’s success to date? First, I look at its total shareholder returns, which have outperformed across the board. That reflects the fundamental progress that Ellen and her team have made in the transformation—refining the portfolio to focus on businesses that offer the greatest opportunity and leveraging the Company’s competitive advantages. They have also made great progress improving profitability by streamlining the organization, driving operational efficiency, reducing costs, and expanding margins. And they recognize that more work needs to be done. If you look at the businesses that will make up DuPont after the spin-off of Chemours, you’ll see impressive earnings growth under this management team. That’s the best proof that their plan is working. Trian approached you to join their slate of potential nominees. Why did you decline their offer? They approached me and it was clear they wanted someone to be on their slate who would represent Trian. They wanted a director who would be on “their team” in the boardroom to push Trian’s agenda to break up the company. I didn’t agree with that. A director should go into a boardroom with an objective, open mind and without a preconceived agenda. I don’t believe any Board member should be on the team of one shareholder. Now that I am on the Board of DuPont, I’m on the team of all DuPont shareholders. They also wanted their slate to serve in a very operational role. I don’t think that is the proper role for a Board, which should oversee, guide and hold management accountable. While Board members can certainly share their experiences, they should not try to do management’s job. I’m a big believer in the importance of good governance and being open to change. The current DuPont Board and management team are driving major change—the Company has been transforming itself— and I wanted to be a part of that. How do you think your own experience relates to what is happening at DuPont? At LyondellBasell, we drove a highly successful transformation of a global company in a short period of time, and I think there are a lot of lessons from that experience that I can share with DuPont. Similar to DuPont, we were very focused on efficient and effective execution. The DuPont team is bringing the right discipline and accountability to the organization, and I think I can add value as we continue to raise the bar. Ellen has asked me to bring relevant experiences to the Board that will help with the strategy and ongoing effort to drive efficiency. I look forward to doing that. The Company’s success so far gives me absolute confidence that this Board and management team are committed to continuously improving their impressive record of delivering shareholder value. FORWARD LOOKING STATEMENTS This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.